Exhibit 23.2

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2022, relating to the consolidated financial statements of Grom Social Enterprises, Inc. for the year ended December 31, 2021.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

June 2, 2022